Exhibit 99.1

Skyworks Media Relations:	Skyworks Investor Relations:
Pilar Barrigas	Stephen Ferranti
(949) 231-3061	(781) 376-3056

Skyworks Exceeds Q4 FY15 Revenue and EPS Guidance

•	Delivers Revenue of $880.8 Million, Up 23% Year-over-Year

•	Generates Non-GAAP Operating Margin of 38.1% (33.8% GAAP)

•	Posts $1.52 of Non-GAAP Diluted EPS ($1.18 GAAP), Up 36% Year-over Year

•	Guides to Revenue of Between $925 Million and $930 Million, Non-GAAP Gross Margin of 51%, and Non-GAAP Diluted EPS of $1.60 for Q1 FY16

WOBURN, Mass., November 5, 2015 – Skyworks Solutions, Inc. (NASDAQ: SWKS) an innovator of high performance analog semiconductors connecting people, places and things, today reported fourth fiscal quarter and year-end results for the period ending October 2, 2015. Revenue for the fourth fiscal quarter was $880.8 million, up 23 percent year-over-year and, as previously announced, exceeded the Company’s guidance of $875 million.
On a non-GAAP basis, operating income for the fourth fiscal quarter of 2015 was $335.2 million, up 42 percent from $235.7 million in the fourth fiscal quarter of 2014. Non-GAAP diluted earnings per share for the fourth fiscal quarter was $1.52, $0.01 better than guidance and up 36 percent from the $1.12 reported for the fourth fiscal quarter of 2014. On a GAAP basis, operating income for the fourth fiscal quarter of 2015 was $297.6 million and diluted earnings per share was $1.18.
For fiscal year 2015, revenue was $3.26 billion, up 42 percent from fiscal 2014, while non-GAAP diluted earnings per share was $5.27, up 63 percent year-over-year. GAAP diluted earnings per share for fiscal 2015 was $4.10.

“Skyworks is playing a pivotal role in enabling major technology advancements within mobile connectivity, streaming media services, and the Internet of Things,” said David J. Aldrich, chairman and chief executive officer of Skyworks. “We are successfully executing on our strategy of leveraging world-class systems design capabilities and integration leadership to deliver the industry’s most advanced analog connectivity systems. Entering fiscal 2016, we are well positioned to continue delivering growth and profitability in excess of the broader semiconductor market.”

Q4 Business Highlights

•	Captured Wi-Fi, Bluetooth and ZigBee® content in the Google OnHub Connected Home Gateway with a suite of 20 devices

•	Launched tuning and connectivity ICs in Huawei’s Nexus 6P smartphone platform

•	Extended momentum in the connected home with ZigBee® front-end modules in Samsung’s SmartThingsTM suite of products

•	Expanded presence in a leading small-cell BTS platform with $25 of content

•	Unveiled SkyOne® and diversity receive modules in ZTE’s Axon smartphone

•	Secured display backlight and power management functionality in LG infotainment centers for upcoming Hyundai models

•	Powered Arris DOCSIS 3.0 cable modem for Time Warner deployments

•	Supported Moto X smartphone with five devices including TrueFlash™ dual LED camera flash IC

•	Introduced ZigBee® solutions for Philips’ latest smart lighting hub

First Fiscal Quarter 2016 Outlook
“Fiscal 2015 was a record year for Skyworks across all metrics,” said Donald W. Palette, executive vice president and chief financial officer of Skyworks. “We are capitalizing on favorable end market trends—leveraging our differentiated systems solutions portfolio to expand our addressable opportunity and enhance our financial returns. We continue to strategically position our business to take advantage of the tremendous growth opportunity we see ahead in our served markets. For the first fiscal quarter of 2016, we anticipate revenue between $925 million and $930 million, with non-GAAP gross margin in the range of 51 percent. We forecast non-GAAP diluted earnings per share of $1.60.”
For further information regarding use of non-GAAP measures in this press release, please refer to the Discussion Regarding the Use of Non-GAAP Financial Measures set forth below.

Dividend Payment
Skyworks’ Board of Directors declared a cash dividend of $0.26 per share of the Company’s common stock, payable on December 10, 2015 to stockholders of record at the close of business on November 19, 2015.

Skyworks’ Fourth Fiscal Quarter 2015 Conference Call
Skyworks will host a conference call with analysts to discuss its fourth fiscal quarter 2015 results and business outlook today at 5:00 p.m. Eastern time. To listen to the conference call via the Internet, please visit the investor relations section of Skyworks' website. To listen to the conference call via telephone, please call 800-230-1074 (domestic) or 612-288-0329 (international), confirmation code: 371494.
Playback of the conference call will begin at 9:00 p.m. Eastern time on November 5, and end at 9:00 p.m. Eastern time on November 12. The replay will be available on Skyworks' website or by calling 800-475-6701 (domestic) or 320-365-3844 (international), access code: 371494.

About Skyworks
Skyworks Solutions, Inc. is empowering the wireless networking revolution. Our highly innovative analog semiconductors are connecting people, places, and things, spanning a number of new and previously unimagined applications within the automotive, broadband, cellular infrastructure, connected home, industrial, medical, military, smartphone, tablet and wearable markets.
Headquartered in Woburn, Massachusetts, Skyworks is a global company with engineering, marketing, operations, sales, and service facilities located throughout Asia, Europe and North America. For more information, please visit Skyworks’ website at: www.skyworksinc.com.
Safe Harbor Statement
This news release includes “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements include without limitation information relating to future results and expectations of Skyworks (e.g., certain projections and business trends) and plans for dividend payments. Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “forecasts,” “intends,” “believes,” “plans,” “may,” “will,” or “continue,” and similar expressions and variations or negatives of these words. All such statements are subject to certain risks, uncertainties and other important factors that could cause actual results to differ materially and adversely from those projected, and may affect our future operating results, financial position and cash flows.
These risks, uncertainties and other important factors include, but are not limited to: uncertainty regarding global economic and financial market conditions; the susceptibility of the semiconductor industry and the markets addressed by our, and our customers', products to economic downturns; the timing, rescheduling or cancellation of significant customer orders and our ability, as well as the ability of our customers, to manage inventory; losses or curtailments of purchases or payments from key customers, or the timing of customer inventory adjustments; the availability and pricing of third-party semiconductor foundry, assembly and test capacity, raw materials and supplier components; changes in laws, regulations and/or policies that could adversely affect either (i) the economy and our customers’ demand for our products or (ii) the financial markets and our ability to raise capital; our ability to develop, manufacture and market innovative products in a highly price competitive and rapidly changing technological environment; economic, social, military and geo-political conditions in the countries in which we, our customers or our suppliers operate, including security and health risks, possible disruptions in transportation networks and fluctuations in foreign currency exchange rates; fluctuations in our manufacturing yields due to our complex and specialized manufacturing processes; delays or disruptions in production due to equipment maintenance, repairs and/or upgrades; our reliance on several key customers for a large percentage of our sales; fluctuations in the manufacturing yields of our third-party semiconductor foundries and other problems or delays in the fabrication, assembly, testing or delivery of our products; our ability to timely and accurately predict market requirements and evolving industry standards, and to identify opportunities in new markets; uncertainties of litigation, including potential disputes over intellectual property infringement and rights, as well as payments related to the licensing and/or sale of such rights; our ability to rapidly develop new products and avoid product obsolescence; our ability to retain, recruit and hire key executives, technical personnel and other employees in the positions and numbers, with the experience and capabilities, and at the compensation levels needed to implement our business and product plans; lengthy product development cycles that impact the timing of new product introductions; unfavorable changes in product mix; the quality of our products and any remediation costs; shorter-than-expected product life cycles; problems or delays that we may face in shifting our products to smaller geometry process technologies and in achieving higher levels of design integration; and our ability to continue to grow and maintain an intellectual property portfolio and obtain needed licenses from third parties, as well as other risks and uncertainties, including, but not limited to, those detailed from time to time in our filings with the Securities and Exchange Commission.
The forward-looking statements contained in this news release are made only as of the date hereof, and we undertake no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

Note to Editors: Skyworks and Skyworks Solutions are trademarks or registered trademarks of Skyworks Solutions, Inc. or its subsidiaries in the United States and in other countries. All other brands and names listed are trademarks of their respective companies.

SKYWORKS SOLUTIONS, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended		Year Ended
(in millions, except per share amounts)	October 2, 2015	October 3, 2014	October 2, 2015	October 3, 2014
Net revenue	$880.8	$718.2	$3,258.4	$2,291.5
Cost of goods sold	444.6	394.2	1,703.9	1,268.8
Gross profit	436.2	324.0	1,554.5	1,022.7
Operating expenses:
Research and development	82.4	68.0	303.2	252.2
Selling, general and administrative	47.4	50.2	191.3	179.1
Amortization of intangibles	8.3	7.4	33.5	25.9
Restructuring and other charges	0.5	0.3	3.4	0.3
Total operating expenses	138.6	125.9	531.4	457.5
Operating income	297.6	198.1	1,023.1	565.2
Other (expense) income, net	(1.4)	0.1	0.5	—
Income before income taxes	296.2	198.2	1,023.6	565.2
Provision for income taxes	67.0	23.3	225.3	107.5
Net income	$229.2	$174.9	$798.3	$457.7

Earnings per share:
Basic	$1.21	$0.93	$4.21	$2.44
Diluted	$1.18	$0.90	$4.10	$2.38
Weighted average shares:
Basic	189.6	187.5	189.5	187.2
Diluted	194.8	193.8	194.9	192.6

SKYWORKS SOLUTIONS, INC.
UNAUDITED RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES

	Three Months Ended		Year Ended
(in millions)	October 2, 2015	October 3, 2014	October 2, 2015	October 3, 2014
GAAP gross profit	$436.2	$324.0	$1,554.5	$1,022.7
Share-based compensation expense [a]	3.9	3.3	14.5	11.2
Acquisition-related expenses [b]	—	2.3	0.2	2.3
Non-GAAP gross profit	$440.1	$329.6	$1,569.2	$1,036.2
Non-GAAP gross margin %	50.0%	45.9%	48.2%	45.2%

	Three Months Ended		Year Ended
(in millions)	October 2, 2015	October 3, 2014	October 2, 2015	October 3, 2014
GAAP operating income	$297.6	$198.1	$1,023.1	$565.2
Share-based compensation expense [a]	25.5	23.6	99.9	86.0
Acquisition-related expenses [b]	2.3	4.7	8.4	5.7
Amortization of intangibles	8.3	7.4	33.5	25.9
Restructuring and other charges [c]	0.5	0.3	3.4	0.3
Litigation settlement gains, losses and expenses [d]	0.9	1.6	3.0	3.9
Deferred executive compensation	0.1	—	0.1	—
Non-GAAP operating income	$335.2	$235.7	$1,171.4	$687.0
Non-GAAP operating margin %	38.1%	32.8%	36.0%	30.0%

	Three Months Ended		Year Ended
(in millions)	October 2, 2015	October 3, 2014	October 2, 2015	October 3, 2014
GAAP net income	$229.2	$174.9	$798.3	$457.7
Share-based compensation expense [a]	25.5	23.6	99.9	86.0
Acquisition-related expenses [b]	2.3	4.7	8.4	5.7
Amortization of intangibles	8.3	7.4	33.5	25.9
Restructuring and other charges [c]	0.5	0.3	3.4	0.3
Litigation settlement gains, losses and expenses [d]	0.9	1.6	3.0	3.9
Deferred executive compensation	0.1	—	0.1	—
Interest expense on seller-financed debt [e]	0.3	0.2	1.3	0.2
Tax adjustments [f]	29.0	3.4	80.0	43.5
Non-GAAP net income	$296.1	$216.1	$1,027.9	$623.2

	Three Months Ended		Year Ended
	October 2, 2015	October 3, 2014	October 2, 2015	October 3, 2014
GAAP net income per share, diluted	$1.18	$0.90	$4.10	$2.38
Share-based compensation expense [a]	0.13	0.12	0.51	0.45
Acquisition-related expenses [b]	0.01	0.03	0.04	0.03
Amortization of intangibles	0.04	0.04	0.17	0.13
Restructuring and other charges [c]	—	—	0.02	—
Litigation settlement gains, losses and expenses [d]	0.01	0.01	0.01	0.02
Interest expense on seller-financed debt [e]	—	—	0.01	—
Tax adjustments [f]	0.15	0.02	0.41	0.23
Non-GAAP net income per share, diluted	$1.52	$1.12	$5.27	$3.24

SKYWORKS SOLUTIONS, INC.
DISCUSSION REGARDING THE USE OF NON-GAAP FINANCIAL MEASURES

Our earnings release contains some or all of the following financial measures that have not been calculated in accordance with United States Generally Accepted Accounting Principles (“GAAP”): (i) non-GAAP gross profit and gross margin, (ii) non-GAAP operating income and operating margin, (iii) non-GAAP net income, and (iv) non-GAAP diluted earnings per share. As set forth in the “Unaudited Reconciliation of Non-GAAP Financial Measures” table found above, we derive such non-GAAP financial measures by excluding certain expenses and other items from the respective GAAP financial measure that is most directly comparable to each non-GAAP financial measure. Management uses these non-GAAP financial measures to evaluate our operating performance and compare it against past periods, make operating decisions, forecast for future periods, compare our operating performance against peer companies and determine payments under certain compensation programs. These non-GAAP financial measures provide management with additional means to understand and evaluate the operating results and trends in our ongoing business by eliminating certain non-recurring expenses (which may not occur in each period presented) and other items that management believes might otherwise make comparisons of our ongoing business with prior periods and competitors more difficult, obscure trends in ongoing operations or reduce management’s ability to make useful forecasts.

We provide investors with non-GAAP gross profit and gross margin, non-GAAP operating income and operating margin, non-GAAP net income and non-GAAP diluted earnings per share because we believe it is important for investors to be able to closely monitor and understand changes in our ability to generate income from ongoing business operations. We believe these non-GAAP financial measures give investors an additional method to evaluate historical operating performance and identify trends, an additional means of evaluating period-over-period operating performance and a method to facilitate certain comparisons of our operating results to those of our peer companies. We also believe that providing non-GAAP operating income and operating margin allows investors to assess the extent to which our ongoing operations impact our overall financial performance. We further believe that providing non-GAAP net income and non-GAAP diluted earnings per share allows investors to assess the overall financial performance of our ongoing operations by eliminating the impact of share-based compensation expense, acquisition-related expenses, restructuring-related charges, litigation settlement gains, losses and expenses, certain deferred executive compensation and certain tax items which may not occur in each period presented and which may represent non-cash items unrelated to our ongoing operations. We believe that disclosing these non-GAAP financial measures contributes to enhanced financial reporting transparency and provides investors with added clarity about complex financial performance measures.

We calculate non-GAAP gross profit by excluding from GAAP gross profit, share-based compensation expense and acquisition-related expenses. We calculate non-GAAP operating income by excluding from GAAP operating income, share-based compensation expense, acquisition-related expenses, restructuring-related charges, litigation settlement gains, losses and expenses and certain deferred executive compensation. We calculate non-GAAP net income and diluted earnings per share by excluding from GAAP net income and diluted earnings per share, share-based compensation expense, acquisition-related expenses, restructuring-related charges, litigation settlement gains, losses and expenses, certain deferred executive compensation and certain tax items which may not occur in all periods for which financial information is presented. We exclude the items identified above from the respective non-GAAP financial measure referenced above for the reasons set forth with respect to each such excluded item below:

Share-Based Compensation - because (1) the total amount of expense is partially outside of our control because it is based on factors such as stock price volatility and interest rates, which may be unrelated to our performance during the period in which the expense is incurred, (2) it is an expense based upon a valuation methodology premised on assumptions that vary over time, and (3) the amount of the expense can vary significantly between companies due to factors that can be outside of the control of such companies.

Acquisition-Related Expenses - including such items as, when applicable, amortization of acquired intangible assets, fair value adjustments to contingent consideration, fair value charges incurred upon the sale of acquired inventory, acquisition-related professional fees, deemed compensation expenses and interest expense on seller-financed debt, because they are not considered by management in making operating decisions and we believe that such expenses do not have a direct correlation to our future business operations and thereby including such charges does not accurately reflect the performance of our ongoing operations for the period in which such charges are incurred.

Restructuring-Related Charges - because, to the extent such charges impact a period presented, we believe that they have no direct correlation to our future business operations and including such charges does not necessarily reflect the performance of our ongoing operations for the period in which such charges are incurred.

Litigation Settlement Gains, Losses and Expenses- including gains, losses and expenses related to the resolution of other-than-ordinary-course threatened and actually filed lawsuits and other-than-ordinary-course contractual disputes, because (1) they are not considered by management in making operating decisions, (2) such gains, losses and expenses tend to be infrequent in nature, (3) such gains, losses and expenses are generally not directly controlled by management, (4) we believe such gains, losses and expenses do not necessarily reflect the performance of our ongoing operations for the period in which such charges are recognized and (5) the amount of such gains or losses and expenses can vary significantly between companies and make comparisons less reliable.

Deferred Executive Compensation - including charges related to any contingent obligation pursuant to an executive severance agreement, because we believe the period over which the obligation is amortized may not reflect the period of benefit and that such expense has no direct correlation with our recurring business operations and including such expenses does not accurately reflect the compensation expense for the period in which incurred.

Certain Income Tax Items - including certain deferred tax charges and benefits that do not result in a current tax payment or tax refund and other adjustments, including but not limited to, items unrelated to the current fiscal year or that are not indicative of our ongoing business operations.

The non-GAAP financial measures presented in the table above should not be considered in isolation and are not an alternative for the respective GAAP financial measure that is most directly comparable to each such non-GAAP financial measure. Investors are cautioned against placing undue reliance on these non-GAAP financial measures and are urged to review and consider carefully the adjustments made by management to the most directly comparable GAAP financial measures to arrive at these non-GAAP financial measures. Non-GAAP financial measures may have limited value as analytical tools because they may exclude certain expenses that some investors consider important in evaluating our operating performance or ongoing business performance. Further, non-GAAP financial measures are likely to have limited value for purposes of drawing comparisons between companies because different companies may calculate similarly titled non-GAAP financial measures in different ways because non-GAAP measures are not based on any comprehensive set of accounting rules or principles.

Our earnings release contains forward-looking estimates of non-GAAP gross margin, non-GAAP operating margin and non-GAAP diluted earnings per share for the first quarter of our 2016 fiscal year (“Q1 2016”). We provide these non-GAAP measures to investors on a prospective basis for the same reasons (set forth above) that we provide them to investors on a historical basis.

The following table provides a reconciliation of our forward-looking estimate of non-GAAP gross margin to a forward-looking estimate of GAAP gross margin for Q1 2016:

Forward-looking non-GAAP gross margin estimate	51.0%
Less: Share-based compensation expense	(0.4)
Forward-looking GAAP gross margin estimate	50.6%

The following table provides a reconciliation of our forward-looking estimate of non-GAAP operating margin to a forward-looking estimate of GAAP operating margin for Q1 2016:

Forward-looking non-GAAP operating margin estimate	>39.0%
Less: Share-based compensation expense	(3.0)
Less: Amortization of intangibles	(1.0)
Forward-looking GAAP operating margin estimate	>35.0%

We are unable to provide a reconciliation of our forward-looking estimate of Q1 2016 non-GAAP diluted earnings per share to a forward-looking estimate of Q1 2016 GAAP diluted earnings per share because certain information needed to make a reasonable forward-looking estimate of GAAP diluted earnings per share for Q1 2016 (other than estimated share-based compensation expense of $0.12 per diluted share, certain tax items of $0.16 per diluted share and estimated amortization of intangibles of $0.05 per diluted share) is difficult to predict and estimate and is often dependent on future events that may be uncertain or outside of our control. Such events may include unanticipated changes in our GAAP effective tax rate, unanticipated one-time charges related to asset impairments (fixed assets, inventory, intangibles or goodwill), unanticipated acquisition-related expenses, unanticipated litigation settlement gains, losses and expenses and other unanticipated non-

recurring items not reflective of ongoing operations. We believe the probable significance of these unknown items, in the aggregate, to be in the range of $0.00 to $0.05 in quarterly earnings per diluted share on a GAAP basis. Our forward-looking estimates of both GAAP and non-GAAP measures of our financial performance may differ materially from our actual results and should not be relied upon as statements of fact.

[a]
These charges represent expense recognized in accordance with ASC 718 - Compensation, Stock Compensation. For the three months ended October 2, 2015, approximately $3.9 million, $11.6 million and $10.0 million were included in cost of goods sold, research and development expense and selling, general and administrative expense, respectively. For the fiscal year ended October 2, 2015, approximately $14.5 million, $45.5 million and $39.9 million were included in cost of goods sold, research and development expense and selling, general and administrative expense, respectively.

For the three months ended October 3, 2014, approximately $3.3 million, $9.8 million and $10.5 million were included in cost of goods sold, research and development expense and selling, general and administrative expense, respectively. For the fiscal year ended October 3, 2014, approximately $11.2 million, $36.3 million and $38.5 million were included in cost of goods sold, research and development expense and selling, general and administrative expense, respectively.

[b]
The acquisition-related expenses recognized during the fiscal year ended October 2, 2015, include a $0.2 million charge to cost of sales related to the sale of acquired inventory. The acquisition-related expenses recognized during the three months and fiscal year ended October 2, 2015, include $2.3 million and $8.2 million in transaction costs, respectively, included in general and administrative expenses associated with potential acquisitions and with the purchase of an interest in a joint venture with Panasonic Corporation on August 1, 2014.

The acquisition-related expenses recognized during the three months and fiscal year ended October 3, 2014, include a $2.3 million charge to cost of sales related to the sale of acquired inventory and $2.4 million and $3.4 million, respectively, in transaction costs included in general and administrative expenses associated with the purchase of an interest in a joint venture with Panasonic Corporation on August 1, 2014.
For additional information regarding the joint venture, please refer to the Company’s Current Reports on Form 8-K filed with the Securities and Exchange Commission on July 10, 2014, and August 7, 2014.

[c]
During the three months and fiscal year ended October 2, 2015, the Company incurred $0.5 million and $3.4 million, respectively, in employee severance costs primarily related to restructuring plans that were implemented during the periods.

During the three months and fiscal year ended October 3, 2014, the Company recorded a $0.3 million charge related to a restructuring plan implemented in the prior fiscal year.

[d]
During the three months and fiscal year ended October 2, 2015, the Company recognized a $0.9 million and a $3.0 million charge, respectively, primarily related to general and administrative expenses associated with ongoing litigation(s).

During the three months and fiscal year ended October 3, 2014, the Company recognized a $1.6 million and a $3.9 million charge, respectively, primarily related to general and administrative expense associated with ongoing litigation(s).

[e]
During the three months and fiscal year ended October 2, 2015, the Company recognized $0.3 million and $1.3 million, respectively, in interest expense associated with the accretion of the present value of the $76.5 million liability related to the future purchase of the remaining 34% interest in the joint venture between the Company and Panasonic.

During the three months and fiscal year ended October 3, 2014, the Company recognized $0.2 million in interest expense associated with the accretion of the present value of the $76.5 million liability related to the future purchase of the remaining 34% interest in the joint venture between the Company and Panasonic.

[f]
During the three months and fiscal year ended October 2, 2015, these amounts primarily represent the use of net operating loss and research and development tax credit carryforwards, deferred tax expense not affecting taxes payable, tax deductible stock compensation in excess of GAAP stock compensation expense and non-cash expense (benefit) related to uncertain tax positions.

During the three months and fiscal year ended October 3, 2014, these amounts primarily represent the use of net operating loss and research and development tax credit carryforwards, deferred tax expense not affecting taxes payable, tax deductible stock compensation in excess of GAAP stock compensation expense, and non-cash expense (benefit) related to uncertain tax positions.
As a result of the settlement of the IRS audit of our fiscal year 2011 federal tax return, a tax benefit related to the release of previously reserved items was included in the GAAP expense for uncertain tax positions.

SKYWORKS SOLUTIONS, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(in millions)	October 2, 2015	October 3, 2014
Assets
Current assets:
Cash and cash equivalents	$1,043.6	$805.8
Accounts receivable, net	538.0	317.6
Inventory	267.9	270.8
Other current assets	65.2	35.0
Property, plant and equipment, net	826.4	555.9
Goodwill and intangible assets, net	901.7	926.0
Other assets	76.6	62.7
Total assets	$3,719.4	$2,973.8

Liabilities and Equity
Current liabilities:
Accounts payable	$291.2	$200.6
Accrued and other current liabilities	172.7	97.0
Other long-term liabilities	96.3	143.8
Stockholders’ equity	3,159.2	2,532.4
Total liabilities and equity	$3,719.4	$2,973.8